UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2016
____________________

MOUNT TAM BIOTECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-192060	45-3797537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8001 Redwood Boulevard, Novato, California	94925
(Address of principal executive offices)	(Zip Code)
(425) 214-4079
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 14, 2016, Mount Tam Biotechnologies, Inc. (the "Company"), and 0851229 BC Ltd. (the "Lender") entered into an amended letter agreement (the "Amended Agreement"), pursuant to which the Lender agreed to provide financing to the Company in an amount not to exceed Five Million Dollars ($5,000,000), pursuant to the terms of an Amended and Restated Secured Convertible Promissory Note (the "Amended Secured Note"), and to extend the due date of the Amended Secured Note by one year. The Company and the Lender also entered into an Amended and Restated Security Agreement (the "Amended Security Agreement") to secure the Company's obligations under the Amended Secured Note.

By way of background, and as previously disclosed, between November 2015 and February 2016, the Lender had made loans (the "Previous Loans") to the Company, which the Company had consolidated into a Secured Convertible Promissory Note (the "March Note") which provided that the amount that could be advanced pursuant to the March Note would not exceed One Million Dollars ($1,000,000).  The Lender and the Company agreed that the Company's obligations under the March Note would be secured by a first priority security interest in all assets of the Company on the terms and conditions set forth in a Security Agreement effective as of November 9, 2015 by and between the Company and the Lender (the "Original Security Agreement").

Subsequently, the Lender agreed that the Lender may provide additional financing to the Company, in an amount up to Five Million Dollars ($5,000,000), pursuant to the terms of the Amended Secured Note. The Lender did not provide any additional consideration to the Company for the Amended Agreement. The Company and the Lender further agreed that any future advances under the Amended Secured Note would be deemed to increase the amount owing by the Company to the Lender under the Amended Secured Note. The Company and the Lender stated their intentions that all advances made by the Lender to the Company prior to the date of the Amended Letter Agreement would be deemed to be made as of the respective dates of such advances, and that the Amended Secured Note would be viewed as aggregating all amounts owing by the Company to the Lender as of the date of the Amended Secured Note, and not as a new investment by the Lender in the Company, or a new investment decision by the Lender.

Interest accrues on the outstanding principal amount of all loans issued under the Amended Secured Note at the rate of 3% per annum. Unless earlier converted into equity securities (as described below), the then-outstanding principal amount and accrued and unpaid interest on the Secured Note is due and payable on the maturity date, which is March 18, 2018. The Amended Secured Note may not be prepaid, in whole or in part, without the prior written consent of the Lender.

In the Amended Security Agreement, the Company and the Lender agreed that all amounts, liabilities and obligations owed by the Company to the Lender (including, but not limited to, all amounts owed under the Amended Secured Note) are secured by a first priority security interest in all assets of the Company on the terms and conditions set forth in the Amended Security Agreement, effective as of November 9, 2015, by and between the Company and the Lender.  Under the Amended Security Agreement, the Company agreed not to subject its assets to any liens or encumbrances during the effectiveness of the Amended Security Agreement, other than certain permitted liens.

Under the Amended Secured Note, if the Company issues capital stock or any security convertible into or exercisable for its capital stock in a transaction, the primary purpose of which is to raise capital (a "Financing"), the Lender may convert all or any portion of the outstanding principal amount and accrued and unpaid interest into the same securities issued by the Company in the Financing (the "Financing Securities") at a conversion price equal to eighty percent (80%) of the price per Financing Securities paid by the other investors in the Financing. If the Company consummates a Qualified Financing (as hereinafter defined) then the outstanding principal amount and all accrued and unpaid interest shall automatically convert into the same securities issued to investors in the Qualified Financing (the "Qualified Financing Securities") at a conversion price equal to eighty percent (80%) of the price per Qualified Financing Securities paid by the other investors in the Qualified Financing. A "Qualified Financing" means a Financing which results in gross proceeds to the Company, in one or a series of related transactions, of at least $2,000,000 (including the aggregate amount of indebtedness converted into equity securities in such Financing), in which either (i) the investor leading negotiations with the Company is a bona fide institutional investor or (ii) the investor leading negotiations with the Company is not a bona fide institutional investor but the Financing includes commercially reasonable customary terms and conditions for an equity financing of an early-stage biopharmaceutical company.

Additionally, all amounts due under the Amended Secured Note shall accelerate upon the occurrence of any of the following events of default: (i) the Company fails to pay any amounts payable under the Secured Note when due; (ii) the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, or seeks the appointment of a custodian, receiver, trustee (or other similar official) of the Company or all or any substantial portion of the Company's assets, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing, or fails to generally pay its debts as they become due; (iii) an involuntary petition is filed, or any proceeding or case is commenced, against the Company (unless such proceeding or case is dismissed or discharged within sixty (60) days of the filing or commencement thereof) under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, liquidation or moratorium statute, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is applied or appointed for the Company or to take possession, custody or control of any property of the Company, or an order for relief is entered against the Company in any of the foregoing; (iv) the Company breaches or defaults under any agreement, instrument or document involving any obligation for borrowed money of more than $100,000 in the aggregate; (v) the Company materially breaches any other agreement with the Lender; (vi) the Company borrows any funds from a third party without repaying the Amended Secured Note in full (excluding account and trade payables incurred in the ordinary course of business); or (vii) the Company is party to a merger, or there is a sale of a controlling interest in the outstanding stock of the Company, or a sale of all or substantially all of the Company's assets, or enters into an agreement for any of the foregoing.

As previously disclosed, the Lender is also a stockholder of the Company and moreover is affiliated with other existing stockholders of the Company. The Lender and these affiliated entities are also affiliated with US Equity Holdings, and US Equity Holdings is affiliated with the Lender. In addition, Chester Aldridge, a director and stockholder of the Company, is the Chief Executive Officer of US Equity Holdings. Based on the current conditions in the economy generally, the lack of more promising financing alternatives, and the short-term and long-term capital needs of the Company and the Company's financial condition and capital requirements, the Company believes that the terms and conditions of the Amended Secured Note, the Amended Agreement, and the Amended Security Agreement are as favorable as the Company would have obtained from an unaffiliated third party lender.

The foregoing descriptions of the Amended Secured Note, the Amended Agreement, and the Amended Security Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the agreements themselves. Copies of the Amended Secured Note, the Amended Agreement, and the Amended Security Agreement are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and each is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above regarding the Amended Secured Note, the Amended Agreement, and the Amended Security Agreement and the transactions contemplated thereby is incorporated by reference into this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above regarding the Amended Secured Note, the Amended Agreement, and the Amended Security Agreement and the transactions contemplated thereby is incorporated by reference into this Item 3.02.

The securities under the Amended Secured Note and the securities of the Company into which they are convertible (either directly or indirectly) were offered and sold without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws. The Lender has represented to the Company that it is an accredited investor. No person received any underwriting discount or commission in connection with the issuance of the securities described in Item 1.01.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.                    Exhibit Description

99.1 Amended and Restated Secured Convertible Promissory Note
99.2 Amended and Restated Security Agreement
99.3 Amended Letter Agreement dated June 14, 2016
99.4 Press Release dated June 14, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNT TAM BIOTECHNOLOGIES, INC.

Date: June 15, 2016	By:	/s/ Dr. Richard Marshak
	Name:	Dr. Richard Marshak
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                 Exhibit Description

99.1 Amended and Restated Secured Convertible Promissory Note
99.2 Amended and Restated Security Agreement
99.3 Amended Letter Agreement dated June 14, 2016
99.4 Press Release dated June 14, 2016